Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment to Registration Statement No. 333-283111 on Form N-2 of our report dated March 19, 2026, relating to the financial statements of Antares Private Credit Fund. We also consent to the reference to us under the headings “Financial Highlights” and "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 30, 2026